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                                                                    Exhibit 21.1


ENTITY:                                 JURISDICTION OF INCORPORATION OR ORGANIZATION:

Instinet Group Incorporated             Delaware
Instinet Corporation                    Delaware
Instinet Clearing Services              Delaware
Instinet Global Holdings, Inc.          Delaware
Instinet Europe Limited                 United Kingdom
Instinet International Corporation      Delaware
Instinet International Limited          United Kingdom
Instinet Holdings Limited               United Kingdom
